    As filed with the Securities and Exchange Commission on September 11, 2000
                                                   Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            BLUESTONE SOFTWARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                22-2964141
      (State or Other Jurisdiction of                  (I.R.S. Employer
       Incorporation or Organization)                 Identification No.)

                            BLUESTONE SOFTWARE, INC.
                                300 STEVENS DRIVE
                        PHILADELPHIA, PENNSYLVANIA 19113
                    (Address of Principal Executive Offices)

                        ---------------------------------

                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                        ---------------------------------

                            PAUL T. PORRINI, ESQUIRE
             SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            BLUESTONE SOFTWARE, INC.
                                300 STEVENS DRIVE
                        PHILADELPHIA, PENNSYLVANIA 19113
                     (Name and address of agent for service)

                                 (610) 915-5005
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


===============================================================================================================================
                                        AMOUNT OF         PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF SECURITIES TO                SHARES TO BE        OFFERING PRICE        AGGREGATE OFFERING         AMOUNT OF
    BE REGISTERED                      REGISTERED(1)         PER SHARE(2)             PRICE(2)          REGISTRATION FEE(2)
===============================================================================================================================
Common Stock, par value $0.001           600,000          $22.9375               $13,762,500             $3,634
-------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or certain other capital adjustments.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Registrant's Common Stock reported on the NASDAQ National Market on September 7, 2000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents which have been filed by Bluestone Software Inc. ("registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

          (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1999;

          (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2000; and

          (c) the description of the Common Stock, of the Company contained in the Company's Registration Statement on Form 8-A dated July 7, 1999, including any amendments or reports filed for the purpose of updating such description.

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

               The Common Stock, which is the class of securities offered pursuant to this Registration Statement, is registered under the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters with respect to the Common Stock offered hereby will be passed upon by Paul T. Porrini, Senior Vice President, General Counsel and Secretary of the Company. Mr. Porrini beneficially owns 1,169 shares of Common Stock and also has options to purchase 135,000 shares of Common Stock, none of which are currently exercisable. Additionally, Mr. Porrini is eligible to participate in the Company's employee benefit plans, including the 2000 Employee Stock Purchase Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 145 of the Delaware General Corporation Law permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful. The Registrant's bylaws provide that the Registrant, to the full extent permitted by section 145 of the Delaware General Corporation Law, shall indemnify all past and present directors, officers, employees and agents of the Registrant who were or are parties or are threatened to be made parties to or are involved in any action, suit or proceeding against all expenses, liability and losses in connection with such proceeding. Such expenses may be paid by the Registrant in advance of the final disposition of the action upon receipt of an undertaking to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

               As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant's certificate of incorporation provides that no director of the Registrant shall be liable to the Registrant for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends on or redemption of the Registrant's capital stock or (iv) for any transaction from which the director derived an improper personal benefit.

               The Registrant has obtained a policy insuring it and its directors and officers against certain liabilities, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               No restricted securities are being reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

         Exhibit No.      Description
         4                2000 Employee Stock Purchase Plan

         5                Opinion of Paul T. Porrini, Senior Vice
                            President, General Counsel and Secretary

         23.1             Consent of Arthur Andersen LLP

         23.2             Consent of Paul T. Porrini (Included in Exhibit 5)

         24               Power of Attorney (See Signature Page)

ITEM 9.  UNDERTAKINGS.

               The undersigned registrant hereby undertakes as follows:

               (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania on the date indicated.

                                            BLUESTONE SOFTWARE, INC.



Date:  September 11, 2000                    By:     /s/ P. KEVIN KILROY
                                                --------------------------------
                                                       P. Kevin Kilroy
                                                   Chief Executive Officer

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul T. Porrini and S. Craig Huke and each of them, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-8 and other registration statements related to this Form S-8 by virtue of General Instruction E thereto, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the SEC, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated and on the 11th day of September, 2000.


NAME                                                TITLE
----                                                -----
/s/ P. KEVIN KILROY              Chief Executive Officer and
--------------------------         Chairman of the Board (Principal Executive Officer)
P. Kevin Kilroy

/s/ S. CRAIG HUKE                Executive Vice President and Chief Financial
--------------------------         Officer (Principal Financial and Accounting Officer)
S. Craig Huke

/s/ P. MELAN BAIADA              Director
--------------------------
P. Melan Baiada

/s/ PAUL E. BLONDIN              Director
--------------------------
Paul E. Blondin

/s/ GREGORY M. CASE              Director
--------------------------
Gregory M. Case

/s/ ANDREW J. FILIPOWSKI         Director
--------------------------
Andrew J. Filipowski

/s/ WILLIAM C. HULLEY            Director
--------------------------
William C. Hulley


                                  EXHIBIT INDEX

EXHIBIT NUMBERS     DESCRIPTION
---------------     -----------
4                   2000 Employee Stock Purchase Plan

5                   Opinion of Paul T. Porrini, Senior Vice President,
                      General Counsel and Secretary

23.1                Consent of Arthur Andersen LLP

23.2                Consent of Paul T. Porrini (Included in opinion filed as Exhibit 5)

24                  Power of Attorney (See Signature Page)
